
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                      92,093,924
<SECURITIES>                                         0
<RECEIVABLES>                                  312,680<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              94,008,543<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                94,008,543<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (2,601,037)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            10,688,399
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                           (13,289,436)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                       (13,289,436)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                              (13,289,436)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $312,680.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,601,939.
<F3>Liabilities include redemptions payable of $2,015,683, accrued management fee of $229,326, and administrative expenses payable of $114,311.
<F4>Total revenue includes realized trading revenue of $(6,385,402), net change in unrealized of $(182,350)and interest income of $3,966,715.

